EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements on Forms S-8 of our reports dated September 1, 2016, relating to the consolidated financial statements and financial statement schedule of Matrix Service Company and subsidiaries, and the effectiveness of Matrix Service Company and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of Matrix Service Company for the year ended June 30, 2016:

Registration Statement on Form S-8 (File No. 333-203207) related to the Matrix Service Company 2012 Stock and Incentive Compensation Plan

Registration Statement on Form S-8 (File No. 333-184982) related to the Matrix Service Company 2012 Stock and Incentive Compensation Plan

Registration Statement on Form S-8 (File No. 333-171247) related to the Matrix Service Company 2011 Employee Stock Purchase Plan

Registration Statement on Form S-8 (File No. 333-171245) related to the Matrix Service Company 2004 Stock Incentive Plan

Registration Statement on Form S-8 (File No. 333-119840) related to the Matrix Service Company 2004 Stock Option Plan

/S/ DELOITTE & TOUCHE LLP
Tulsa, Oklahoma
September 1, 2016